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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Science Management Corporation, dated July 22, 1996 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  July 22, 1996

                                    SOROL, a New York general partnership

                                    By:   VDM Inc.
                                          General Partner


                                    By:   /S/ PAUL SOROS
                                          ----------------------------------
                                          Paul Soros
                                          Sole Shareholder and Sole Director


                                    VDM INC.


                                    By:   /S/ PAUL SOROS
                                          ----------------------------------
                                          Paul Soros
                                          Sole Shareholder and Sole Director


                                    ROLEO CORPORATION RETIREMENT PLAN


                                    By:    /S/ ANDREW ROMAY
                                           ----------------------------------
                                           Andrew Romay
                                           Sole Trustee

                                    PAUL SOROS


                                    /S/ PAUL SOROS
                                    -----------------------------------------


                                    ANDREW ROMAY


                                    /S/ ANDREW ROMAY
                                    -----------------------------------------

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